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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  February 28, 2002
                                                --------------------------------

                               PRIZE ENERGY CORP.
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             (Exact name of registrant as specified in its charter)


     Delaware                      001-14575                  75-2766114
 ---------------               ----------------           -------------------
 (State or other               (Commission File             (IRS Employer
 jurisdiction of                    Number)               Identification No.)
 incorporation)


3500 William D. Tate, Suite 200, Grapevine, Texas                   76051
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 (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code      (817) 424-0400
                                                   -----------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.    Other Events.

           Magnum Hunter Resources, Inc. ("Magnum Hunter") announced in a press release dated February 28, 2002, that it plans to offer approximately $250 million of senior unsecured notes due 2012 in a private placement (Rule 144A offering) exempt from the registration requirements of the Securities Act of 1933, as amended.

           The preliminary offering memorandum Magnum Hunter is using in connection with the note offering contains certain information about Prize Energy Corp. ("Prize") that has not been publicly reported previously. Prize has elected to provide for informational purposes the following excerpt from the preliminary offering memorandum:

                  Estimated Fourth Quarter Results for Prize. Prize will not file consolidated financial statements for the fourth quarter of 2001, but set forth in this paragraph is certain preliminary, unaudited information based on company estimates. Prize expects to have average daily production for the fourth quarter of 2001 of approximately 136,644 Mcfe/d compared to 124,842 Mcfe/d for the fourth quarter of 2000, an increase of 9.5%. Operating revenues for the fourth quarter of 2001 are expected to be approximately $37.8 million, which is a decrease from $42.2 million in the fourth quarter of 2000. EBITDA is expected to be approximately $21.2 million for the fourth quarter of 2001, which is a decrease from $27.9 million reported in the fourth quarter of 2000. The decreases in operating revenues and EBITDA for the fourth quarter of 2001, as compared to the fourth quarter of 2000, are consistent with the substantial decline in commodity prices experienced over the same period.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

           This report includes forward-looking statements which are subject to risks and uncertainties. All statements, other than statements of historical facts, included in this report that address activities, events or developments that Prize expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These include such matters as estimated fourth quarter results for Prize.

           Prize has based these statements on its assumptions and analyses in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. These statements are subject to a number of assumptions, risks and uncertainties, including general economic and business conditions; prices of oil and gas and industry expectations about future prices; the business opportunities, or lack of opportunities, that may be presented to and pursued by Prize; and changes in laws or regulations.

           Certain of these factors are in addition to the risks described in filings Prize has made with the SEC. Most of these factors are beyond Prize's control. Prize cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from



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those projected in these statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and Prize undertakes no obligation to publicly update or revise any forward-looking statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PRIZE ENERGY CORP.


Date:   February 28, 2002                       By:  /s/ Lon C. Kile
                                                    ---------------------------
                                                    Lon C. Kile
                                                    President



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